Exhibit 99.1

GWG HOLDINGS ReportS Results for fourth Quarter

and Full year 2017

MINNEAPOLIS, MN – March 29, 2018 – GWG Holdings, Inc. (Nasdaq: GWGH), a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services, today announced its financial and operating results for the fourth quarter and full year ended December 31, 2017.

Highlights for the Year

●	Reported record $65 million in benefits realized from its portfolio of life insurance, which totaled $1.7 billion in policy benefits at year end.
●	Entered into a strategic relationship with The Beneficient Company Group, L.P. that is expected to provide a significant increase in assets, common shareholder equity and earnings.
●	The Company’s insurtech subsidiary filed patents for two epigenetics-based tests for measuring smoking and alcohol consumption, both of which are key health underwriting parameters for the global life insurance industry.

“The close of 2017 marks an important milestone in our corporate development as we have now built a portfolio of life insurance assets of the scale and diversification we believe is necessary to deliver returns that will meet our projections while at the same time providing significant value to the senior consumers whom we have had the honor of serving,” said Jon Sabes, the Company’s Chief Executive Officer. “In addition, we entered into a strategic relationship that will further enhance the scale and diversification of our total portfolio of alternative assets. Finally, we began executing our plan to further innovate within the life insurance industry with game changing technology aimed at increasing the accuracy and precision of life insurance underwriting.”

1.	Financial & Operating Highlights

($ Thousands except per share information)	Q4 2017	Q4 2016	FY 2017	FY 2016
Revenue	$17,681	$16,875	$64,134	$69,477
Expenses	24,127	17,587	86,864	68,752
Per Share Data[1]:
Net Income (Loss)[2]	(2.77)	(0.52)	(5.72)	(0.53)
Excluding Non-Recurring Items[2,4]	(1.18)	N/A	(3.91)	N/A
Adjusted Non-GAAP Net Income[3,5]	0.21	0.53	3.16	4.04
Capital Raised	55,218	44,222	259,076	210,915
Liquidity[6]	159,430	121,659	159,430	121,659
Life Insurance Portfolio[7]	1,676,148	1,361,675	1,676,148	1,361,675
Life Insurance Acquired[7]	78,826	103,682	379,191	465,283
Face Value of Matured Policies	25,061	14,085	64,719	48,452
TTM Benefits / Premiums[8]	123.8%	120.4%	123.8%	120.4%

(1)	Attributable to common shareholders
(2)	Per basic and fully diluted share outstanding
(3)	Per fully diluted share outstanding
(4)	See Net Income Attributable to Common Shareholders Excluding Non-Recurring Items table below
(5)	See Non-GAAP Financial Measures below
(6)	Includes cash, restricted cash and policy benefits receivable as of December 31, 2017 and 2016
(7)	Face amount of policy benefits
(8)	The ratio of policy benefits recognized to premiums paid on a trailing twelve month (TTM) basis

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●	Total revenue for the fourth quarter ended December 31, 2017 was $17.7 million, compared to $16.9 million in the fourth quarter of 2016 due to the following:
o	Increased realized gain from policy benefits due to increased recognition of policy benefits – $25.1 million of life insurance policy benefits for the quarter compared to $14.1 million in the fourth quarter of 2016.
o	Lower unrealized gain from policy acquisitions reflecting lower policy acquisition volume – $79 million for the quarter versus $104 million in the fourth quarter of 2016.
o	A charge of $6.3 million related to the fair value impact of updating life expectancy estimates on certain policies in our portfolio – this compares to a charge of $2.8 million in the fourth quarter of 2016.
●	Total expenses for the fourth quarter of 2017 were $24.1 million, compared to $17.6 million in the fourth quarter of 2016. The increase was due to the following:
o	Increased interest expense due to increase in average debt outstanding and interest rates on our senior credit facility.
o	Increased equity-based compensation expense.
o	Impairment of a secured MCA loan (fully written off at 12/31/17) and related legal expenses.
o	Increased sales and marketing costs associated with growing and servicing our network of independent financial advisors and insurance agents.
●	Total revenue for the full year 2017 was $64.1 million, compared to $69.5 million in 2016 due to the following:
o	Higher realized gain from policy benefits due to increased recognition of policy benefits – $64.7 million of life insurance policy benefits in 2017 compared to $48.5 million in 2016.
o	A positive impact of $14.9 million due to changes in the discount rate used to value the Company’s portfolio of life insurance. This compares to a positive impact of $3.2 million in 2016.
o	Lower unrealized gain from policy acquisitions reflecting lower policy acquisition volumes and lower purchase yields due to continued competition in the broker and tertiary markets – $379 million of benefits acquired in 2017 versus $465 million of benefits acquired in 2016.
o	A charge of $20.3 million in 2017 related to the fair value impact of updated life expectancy estimates on certain policies in our portfolio – this compares to a charge of $6.0 million in 2016.
●	Total expenses for the full year 2017 were $86.9 million, compared to $68.8 million in 2016. The increase was due to the following:
o	Increased interest expense due to an increase in average debt outstanding.
o	Higher employee compensation and benefits including severance costs primarily due to $2.1 million of stock-based compensation expense and $0.8 million in severance payments made to former executives.
o	Impairment of a secured MCA loan (fully written off at 12/31/17) and related legal expenses.
o	Increase in sales and marketing costs associated with growing and servicing our network of independent financial advisors and appointed agents.
o	Increased technology costs relating to systems development and cybersecurity.

In 2017 we recognized significant charges that we believe are non-recurring and not reflective of our underlying financial performance as per the table below.

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Net Income Attributable to Common Shareholders Excluding Non-Recurring Items:

(After-tax impact in $ Thousands except per-share information)	Q4	Q4 EPS	2017	2017 EPS
Net Income (Loss)[1]	$(16,086)	$(2.77)	$(33,335)	$(5.72)
Non-Recurring Items:
Series A Preferred Stock Redemption[2]	2,041	0.35	2,041	0.35
MCA[3]	413	0.07	1,678	0.29
Income Tax – Valuation[4]	6,827	1.17	6,827	1.17
Total Non-Recurring Items	9,281	1.59	10,546	1.81
Net Income (Loss) Excluding Non-Recurring Items[1]	$(6,805)	$(1.18)	$(22,789)	$(3.91)

(1)	Attributable to common shareholders
(2)	Redemption premium on Series A Preferred Stock which was fully redeemed on October 9, 2017
(3)	Legal, loan loss provision and other costs relating to a secured loan in the Merchant Cash Advance industry
(4)	Reflects a valuation allowance against our net deferred tax asset due to uncertainty regarding future realization

2.	Life Insurance Portfolio Statistics

Portfolio Summary:

Total portfolio face value of policy benefits	$1,676,148,000
Average face value per policy	$1,867,000
Average face value per insured life	$2,085,000
Average age of insured (yrs.)	81.7
Average life expectancy estimate (yrs.)	6.9
Total number of policies	898
Number of unique lives	804
Demographics	75% Males; 25% Females
Number of smokers	36
Largest policy as % of total portfolio	0.79%
Average policy as % of total portfolio	0.11%
Average annual premium as % of face value	2.92%

Distribution of Policies and Benefits by Current Age of Insured:

Min Age	Max Age	Policy Benefits	Weighted Average Life Expectancy (yrs.)	Number of Policies	Percentage of Total Policy Benefits
95	100	$11,139,000	1.2	6	0.7%
90	94	$166,518,000	2.8	94	9.9%
85	89	$440,672,000	4.8	202	26.3%
80	84	$425,070,000	6.5	192	25.4%
75	79	$311,667,000	8.8	170	18.6%
70	74	$240,709,000	10.8	160	14.3%
60	69	$80,373,000	9.7	74	4.8%
Total		$1,676,148,000	6.9	898	100.00%

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3.	Life Insurance Policy Origination

Life Insurance Portfolio Activity:

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Total policy benefits purchased	$78,826,000	$103,682,000	$379,191,000	$465,283,000
Total life insurance policies purchased	68	72	255	317
Average policy benefit purchased	$1,156,000	$1,440,000	$1,487,000	$1,468,000
Direct policy benefits purchased	$6,340,000	$25,020,000	$50,218,000	$59,523,000
Direct insurance policies purchased	11	31	51	97

●	Life insurance policy purchases were lower in both the fourth quarter and full year of 2017 reflecting increased price competition and underwriting quality deterioration in the broker and tertiary market which caused us to be more selective in our purchases. We expect this to continue in 2018.
●	Direct purchases of life insurance policies (not through a broker) were lower because we refocused our direct origination strategy and resources during the year. We expect direct origination volumes to grow in 2018 and in future periods.
●	We continue to make progress in growing the number of life insurance agents and financial advisors that are able to source insurance policies directly for GWGH, ending the year with a record number of Appointed Agents, demonstrating that our strategy of targeting Insurance Marketing Organizations (IMOs) and Broker General Agents (BGAs), in addition to individual insurance agents, is gaining traction.

4.	Strategic Investment in The Beneficient Company Group, L.P.

On January 18, 2018, the Company announced an investment in and strategic relationship with The Beneficient Company Group, L.P. (BEN) that the Company expects will provide it with a significant increase in assets, common shareholder equity and earnings.

Several important due diligence and transaction closing requirements have been completed and the transaction is expected to close in the second quarter of 2018.

Transaction highlights (see transaction diagram below)

●	The transaction brings together the Company, a leading innovator in the life insurance industry, and an innovative service and liquidity provider in the rapidly expanding alternative asset industry.
●	The strategic relationship is expected to provide significant increase in assets, common shareholder equity and earnings. The Company will continue executing on announced strategies while also exploring providing its existing independent broker-dealer and registered investment advisor (RIA) network with BEN’s alternative asset liquidity products.
●	The Company provides BEN and institutional investors exposure to the life insurance asset class and ownership in an acknowledged industry leader.

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Overview of the Transaction

5.	Insurtech Initiative

The Company’s insurtech subsidiary, Life Epigenetics Inc., continues to position itself as a leader in the research, testing and application of epigenetics to human mortality prediction and life insurance underwriting. “Using the mortality prediction technology we licensed from UCLA, and our internally developed patent pending technology, we are making significant progress in applying this cutting edge science to the global life insurance industry,” Sabes said. “We anticipate reaching additional key scientific and business milestones and launching specific products available for the global life insurance industry that measure all-cause mortality, smoking and alcohol consumption.”

2017 highlights:

●	Filed patents for proprietary epigenetic tests to measure smoking and alcohol consumption.
●	Hired Dr. Brian Chen, first author of the DNA Methylation Mortality Predictor, as our Chief Science Officer.
●	Hired Dr. Randal S. Olson, a leading artificial intelligence and machine learning expert, as our Lead Data Scientist.
●	Announced pilot programs and commenced research projects designed to validate and enhance our epigenetic tests.
●	Received strong confirmation from a survey of financial professionals showing that 97 percent of respondents believe their clients would submit saliva to get a better price for life insurance.

6.	Additional Information

A)	Gain on Life Insurance Policies:
	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Change in est. probabilistic cash flows	$23,208,000	$12,437,000	$63,241,000	$46,515,000
Unrealized gain on acquisitions	5,156,000	8,696,000	31,019,000	38,205,000
Premiums and other fees paid	(17,173,000)	(11,014,000)	(53,296,000)	(40,239,000)
Change in discount rates	2,801,000	2,728,000	14,931,000	3,188,000
Change in life expectancy evaluation	(6,283,000)	(2,830,000)	(20,257,000)	(6,029,000)
Face value of matured policies	25,062,000	14,085,000	64,719,000	48,452,000
Fair value of matured policies	(15,774,000)	(7,907,000)	(38,243,000)	(22,290,000)
Gain on life insurance policies	$16,997,000	$16,195,000	$62,114,000	$67,802,000

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B)	Policy Benefits Recognized and Premiums Paid (TTM):

Quarter End Date	Portfolio Face Amount ($)	12-Month Trailing Benefits Realized	12-Month Trailing Premiums Paid	12-Month Trailing Benefits/Premium Coverage Ratio
March 31, 2015	754,942,000	46,675,000	23,786,000	196.2%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.5%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%
December 31, 2016	1,361,675,000	48,452,000	40,239,000	120.4%
March 31, 2017	1,447,558,000	48,189,000	42,753,000	112.7%
June 30, 2017	1,525,363,000	49,295,000	45,414,000	108.5%
September 30, 2017	1,622,627,000	53,742,000	46,559,000	115.4%
December 31, 2017	1,676,148,000	64,719,000	52,263,000	123.8%

Webcast/Conference Call Details

Management will host a webcast/conference call today at 4:30 pm Eastern Time to discuss the Company's financial and operating results. The call will be webcast on a listen-only mode that will give viewers access to PowerPoint slides that illustrate points made during the call. The webcast is accessed at https://edge.media-server.com/m6/p/kxbyga8h

For those not viewing the webcast, the conference call number for U.S. participants is (844) 423-9895 and the conference call number for participants outside the U.S. is (716) 247-5865. The conference ID number for both conference call numbers is 6898387.

A replay of the webcast will be available at https://edge.media-server.com/m6/p/kxbyga8h

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH) is a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services. The Company was founded to earn non-correlated returns from life insurance assets and create opportunities for consumers to obtain significantly more value for their life insurance policies in a secondary market compared to the traditional options offered by the insurance industry. The Company is extending its business in the life insurance industry through the application of advanced epigenetic technology. Since 2006, the Company has provided seniors over $477 million in value for their life insurance and owns a portfolio of $1.68 billion in face value of policy benefits as of December 31, 2017.

For more information about GWG Holdings, email info@gwgh.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. The Company may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements the Company makes. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that the Company makes with the Securities and Exchange Commission. The Company does not intend, and undertakes no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contacts:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 746-1935

dcallahan@gwgh.com

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
A S S E T S
Cash and cash equivalents	$114,421,491	$78,486,982
Restricted cash	28,349,685	37,826,596
Investment in life insurance policies, at fair value	650,527,353	511,192,354
Secured MCA advances	1,661,774	5,703,147
Life insurance policy benefits receivable	16,658,761	5,345,000
Other assets	7,237,110	4,688,103
TOTAL ASSETS	$818,856,174	$643,242,182

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y
LIABILITIES
Senior Credit Facilities	$212,238,192	$156,064,818
Series I Secured Notes	-	16,404,836
L Bonds	447,393,568	381,312,587
Accounts payable	6,394,439	2,226,712
Interest and dividends payable	15,427,509	16,160,599
Other accrued expenses	3,730,723	1,676,761
Deferred taxes, net	-	2,097,371
TOTAL LIABILITIES	$685,184,431	$575,943,684

STOCKHOLDERS’ EQUITY

CONVERTIBLE PREFERRED STOCK – SERIES A
(par value $0.001; shares authorized 40,000,000; shares outstanding 0 and 2,640,521; liquidation preference of $0 and $19,804,000 as of December 31, 2017 and 2016, respectively)	-	19,701,133

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 98,611 and 59,183; liquidation preferences of $99,186,000 and $59,183,000 as of December 31, 2017 and 2016, respectively)	92,840,243	59,025,164

SERIES 2 REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 150,000; shares outstanding 88,708 and 0; liquidation preferences of $89,208,000 and $0 as of December 31, 2017 and 2016, respectively)	80,275,204	-

COMMON STOCK
(par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,813,555 and 5,980,190 as of December 31, 2017 and 2016, respectively)	5,813	5,980
Additional paid-in capital	-	7,383,515
Accumulated deficit	(39,449,517)	(18,817,294)
TOTAL STOCKHOLDERS’ EQUITY	133,671,743	67,298,498

TOTAL LIABILITIES & EQUITY	$818,856,174	$643,242,182

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
REVENUE
Gain on life insurance policies, net	$16,996,965	$16,194,750	$62,114,403	$67,801,565
MCA income	73,815	274,863	554,341	929,303
Interest and other income	610,165	405,369	1,465,174	746,466
TOTAL REVENUE	17,680,945	16,874,982	64,133,918	69,477,334

EXPENSES
Interest expense	15,653,797	12,486,773	54,419,444	42,343,374
Employee compensation and benefits	4,173,294	3,334,128	14,869,749	11,784,296
Legal and professional fees	1,161,615	623,052	5,095,643	3,947,376
Provision for MCA advances	402,000	200,000	1,308,000	600,000
Other expenses	2,736,060	3,095,934	11,170,676	10,076,976
TOTAL EXPENSES	24,126,766	19,739,887	86,863,512	68,752,022

INCOME (LOSS) BEFORE INCOME TAXES	(6,445,821)	(2,864,905)	(22,729,594)	725,312
INCOME TAX EXPENSE (BENEFIT)	4,384,546	(1,145,215)	(2,097,371)	333,403

NET INCOME (LOSS)	$(10,830,367)	$(1,719,690)	$(20,632,223)	$391,909

Preferred stock dividends	5,255,318	1,383,954	12,702,341	3,537,287
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(16,085,685)	$(3,103,644)	$(33,334,564)	$(3,145,378)
NET LOSS PER SHARE
Basic	$(2.77)	$(0.52)	$(5.72)	$(0.53)
Diluted	$(2.77)	$(0.52)	$(5.72)	$(0.53)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,813,555	5,979,761	5,826,033	5,967,274
Diluted	5,813,555	5,979,761	5,826,033	5,967,274

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Non-GAAP Financial Measures

The Company uses non-GAAP (generally accepted account principals) financial measures for evaluating financial results, planning and forecasting, and maintaining compliance with covenants contained in borrowing agreements. The application of current GAAP standards during a period of significant growth in the Company’s business, in which period the Company is building a large and actuarially diverse portfolio of life insurance, results in current period operating performance that may not be reflective of the Company’s long-term earnings potential. Management believes that the Company’s non-GAAP financial measures permit investors to better focus on this long-term earnings performance without regard to the volatility in GAAP financial results that can occur during this phase of growth.

Non-GAAP financial measures disclosed by the Company are provided as additional information to investors in order to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. A reconciliation of GAAP to the non-GAAP financial measures described above can be found below.

Adjusted Non-GAAP Net Income. The Company calculates the adjusted net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies it owns without regard to fair value. We net this actuarial gain against our adjusted costs during the same period to calculate our net income on a non-GAAP basis.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
GAAP net loss attributable to common shareholders	$(16,086,000)	$(3,104,000)	$(33,335,000)	$(3,145,000)
Unrealized fair value gain (1)	(17,460,000)	(16,736,000)	(66,761,000)	(70,582,000)
Adjusted cost basis increase (2)	30,653,000	21,130,000	99,320,000	72,818,000
Accrual of unrealized actuarial gain (3)	3,987,000	2,534,000	25,434,000	31,873,000
Total adjusted Non-GAAP net income attributable to common shareholders	$1,094,000	$3,824,000	$24,658,000	$30,964,000
Non-GAAP net income per share:
Basic	0.19	0.64	4.23	5.19
Diluted	0.21	0.53	3.16	4.04
Average shares outstanding:
Basic	5,813,555	5,979,761	5,826,033	5,967,274
Diluted	7,964,661	8,420,645	8,737,321	8,173,952

(1)	Reversal of unrealized GAAP fair value gain on life insurance policies for current period.
(2)	Adjusted cost basis is increased to include interest, premiums and servicing fees that are expensed under GAAP (non-GAAP Investment Cost Basis).
(3)	Accrual of actuarial gain at the expected internal rate of return based on the non-GAAP Investment Cost Basis for the applicable period.

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